Exhibit 99.2

Contact:	Susan E. Moss
Senior Vice President, Marketing and Communications
(502) 596-7296

KINDRED HEALTHCARE EXTENDS EXPIRATION DATE AND INCREASES CASH CONSENT

PAYMENT IN CONSENT SOLICITATION

LOUISVILLE, Ky. (January 28, 2015) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has extended the expiration time and increased the cash consent payment for its previously announced solicitation of consents (the “Solicitation”) to certain proposed amendments to the indenture, dated as of April 9, 2014 (the “Indenture”), governing the Company’s 6.375% Senior Notes due 2022 (the “2022 Notes”), CUSIP 494580 AC7 (Rule 144A) and U4946LAA7 (Regulation S), pursuant to its Consent Solicitation Statement, dated as of January 15, 2015 (the “Consent Solicitation Statement”).

The period for soliciting consents has been extended until 2:00 p.m., New York City time, on January 30, 2015 (the “Expiration Time”), unless extended or terminated earlier. Additionally, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, the fee paid by the Company to each holder of the 2022 Notes (the “Holder”) has been increased to $5.00 for each $1,000 in principal amount of 2022 Notes as to which such Holder has validly delivered a duly executed consent on or prior to the Expiration Time and has not validly revoked such consent. Except as set forth above, the terms of the Solicitation, as previously extended, remain unchanged. Pursuant to the terms of the Solicitation, consents may no longer be validly revoked.

The Company has retained Global Bondholder Services Corporation to serve as Information Tabulation Agent for the Solicitation. Questions concerning procedures for delivering consents and requests for documents should be directed to the Information and Tabulation Agent at 866-470-4200 (toll free) or 212-430-3774 (collect).

The Company has retained Citigroup Global Markets Inc. to serve as Solicitation Agent. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent at 800-558-3745 (toll free) or 212-723-6106 (collect).

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s proposed business combination transaction with Gentiva Health Services, Inc. (“Gentiva”) (NASDAQ:GTIV) (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding the Company’s (and the Company’s and Gentiva’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of the Company (and the combined businesses of the Company and Gentiva), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Healthcare Extends Expiration Date and Increases Cash Consent Payment in Consent Solicitation

January 28, 2015

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans with respect to Gentiva to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $5 billion and approximately 62,600 employees in 47 states. At September 30, 2014, Kindred through its subsidiaries provided healthcare services in 2,376 locations, including 97 transitional care hospitals, five inpatient rehabilitation hospitals, 99 nursing centers, 22 sub-acute units, 152 Kindred at Home hospice, home health and non-medical home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,899 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve.

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